FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                        Date of Report: February 27, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5. Other Events

On February 27, 1997, the Company issued the following press release:

"PECO ENERGY FILES PILOT PROGRAM
FOR CUSTOMER ELECTRIC CHOICE

To Involve About 90,000 Residential, Commercial
And Industrial Customers Through 1998

PECO Energy Company filed today with the Pennsylvania  Public Utility Commission
(PUC) a comprehensive pilot program to enable some 90,000 residential, commercial and industrial customers to choose their electric suppliers beginning as early as October, 1997.

It is believed it will be the largest electric pilot program in the country.

If it is approved by the PUC, the pilot would begin in April, 1997, with the random selection by a neutral third party of some 90,000 customers from the PECO Energy service territory.

Under the pilot, the 90,000 PECO Energy customers will have the opportunity to buy their electricity from other power companies, brokers or marketers through 1998. Cumulatively, about 480 megawatts of power will be open to competition.

The power from other suppliers would continue to be delivered over PECO Energy transmission and distribution lines, and PECO Energy would continue to supply customer services such as meter reading, billing and outage restoration.

The cross section of eligible PECO Energy customers will include 5 percent from the City of Philadelphia and 5 percent from suburban counties across all major rate classes. Also, residential customers in one randomly selected township or borough in the suburbs and one randomly selected political subdivision in the City will be eligible. In addition, randomly selected commercial and industrial customers located in state-created Enterprise Zones also will be eligible.

Power would be delivered to the pilot customers as early as October, 1997, and no later than January, 1998. The pilot would conclude in December, 1998.

"This  pilot  represents   another  major  step  in  the  Company's  entry  into
competition and customer choice," said Corbin A. McNeill, Jr., PECO Energy president and chief executive officer. "It will offer lower energy costs to our customers and serve as a valuable learning experience for the Company.

"We will learn lessons needed for an orderly transition to electric retail competition as we test various assumptions about retail access, discover benefits and pitfalls, and find how future retail competition can best be shaped for all PECO Energy customers," McNeill said.

The filing is in compliance with Pennsylvania's recent electric competition legislation, which provided for customer choice pilot programs for approximately 5 percent of the peak load of the state's electric utilities, beginning in 1997. The pilots will be the first step in the Commonwealth's transition to full electric competition, under which one-third of a utility's customers will be able to choose their electric suppliers by 1999, another third by 2000 and the final third by 2001.

All pilot participants would be among the one-third of electric utility customers to be offered choice by January 1, 1999.

McNeill said PECO Energy will undertake extensive customer education about the pilot program in the coming months. Here, subject to approval by the PUC, is how the pilot would work:

To give all customers an equal opportunity to be selected, a neutral third party will randomly select eligible customers from across all rate classes, and will randomly select a political subdivision in the City and one township or borough in the suburbs from a pool of eligible localities. All residential customers in the two selected localities will be eligible for the pilot.

The third party will also randomly select commercial and industrial customers, using a total of 75 mw of electricity, from Enterprise Zones in the City and suburbs.

The selection will take place between April 1 and May 1, or after the PUC approves PECO Energy's filing. Those selected could be notified by the beginning of May. Once selected, an eligible customer can make a decision to choose a new supplier at any time during the pilot up until September, 1998.

PECO Energy will send information about the pilot and how to participate to all customers selected, as well as a form authorizing the release of the customer's name, address and telephone number to electric suppliers. If the release is not authorized, pilot customers will be sent a list of participating suppliers so the customers can contact the suppliers if they so choose.

All electric suppliers participating in pilot programs in Pennsylvania will have to be approved by the Commonwealth and licensed by the PUC.

If pilot customers decide they do not want to select another supplier, PECO Energy will continue to supply their electricity. The selected customers will retain the option of choosing another supplier at a later date during the pilot.

To participate, customers will have to sign a PECO Energy participating customer consent form. Customers selecting a new supplier will also enter into a contract with that supplier for a minimum of 30 days. During the pilot, eligible customers can switch to another outside supplier, or return to PECO Energy. If they return to PECO Energy, they cannot choose another supplier during the pilot period.

A customer could only switch suppliers at the end of a contract or if the supplier failed to live up to the contract. In a case where a supplier fails to deliver the agreed-upon power, PECO Energy would step in to assure uninterrupted electric supply.

Pilot customers could be billed separately by the outside supplier for energy consumed, or the energy supplier could request PECO Energy to do the billing. In either case, PECO Energy will bill the customer for its delivery services.

PECO Energy will conduct periodic market research surveys and interviews with eligible and non-eligible customers to evaluate the pilot, and the Company will use the information to file quarterly reports with the PUC to update the Commission.

The Company also will make copies of the Electric Pilot filing available through main branches of public libraries, on the Internet (www.libertynet.org/peco) or by request in writing to PECO Energy Company, Robin Krongold, Legal Department, S23-1, 2301 Market St., Philadelphia, PA, 19101."

                                     * * * *

As previously reported in a Current Report on Form 8-K dated February 21, 1997, on February 14, 1997, the National Labor Relations Board (NLRB) issued a decision stating that a union representation election does not require all hourly employees within PECO Energy to vote as one unit and ordering a PECO Nuclear election to be held within 30 days. On February 24, 1997, the NLRB established March 24, 1997 as the date for the PECO Nuclear election.

                                     * * * *

 The Company has made an offer to acquire a thirty percent ownership interest in River Bend Nuclear Station, a 936 megawatt unit which is majority owned and operated by subsidiaries of Entergy Corp. The Company would be entitled to the electric output from the unit in proportion to its ownership interest and would be responsible for sharing in ongoing costs proportionate to its interest. The offer is conditioned on, among other things, the receipt by the Company of a fund to fully cover the Company's estimated share of the costs of decommissioning the unit.

                                     * * * *

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                                             PECO ENERGY COMPANY


                                                              \s\ J. B. Mitchell
                                                        Vice President - Finance
                                                                   and Treasurer






February 27, 1997